Exhibit 10.1

First Amendment to Employment Agreement

This First Amendment to Employment Agreement (this “First Amendment”) is entered into as of this 19th day of December 2019 and is effective as of January 1, 2020, by and between Avraham Gabay, an individual residing in Jerusalem, Israel (the “Executive”), and ORAMED Ltd., a company incorporated under the laws of the State of Israel, with an address at Hi-Tech Park 2/4 Givat Ram, Jerusalem, Israel 91390 (the “Company”).

WHEREAS, the Company and the Executive entered into an employment agreement, dated as of May 16, 2019 (the “Original Agreement”); and

WHEREAS, Company and the Executive desire to amend the terms and conditions of the Original Agreement to increase the Executive’s salary.

NOW, THEREFORE, the Company and the Executive agree as follows:

1. In Section 2.1(a) - Salary of the Original Agreement, the following paragraph is hereby added:

As of January 1, 2020, the Executive shall be entitled to a gross monthly salary of NIS 38,500 (the “Salary”).

2. Except for the changes and/or additions stated herein, all the other terms of the Original Agreement shall remain valid and bind the parties without any change. In the case of a contradiction between the provisions of this First Amendment and the provisions of the Original Agreement, the provisions of this First Amendment shall prevail. Without limiting the generality of the foregoing, the term “Agreement” as used in the Original Agreement shall be deemed to be the Original Agreement as amended by this First Amendment.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Employment Agreement as of December 19, 2019.

Oramed Ltd.

/s/ Nadav Kidron
Nadav Kidron, CEO

/s/ Avraham Gabay
Avraham Gabay